UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 28, 2012

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 28, 2012, Costco Wholesale Corporation (the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein, for the public offering of: $1.2 billion aggregate principal amount of its 0.650% Senior Notes due December 7, 2015; $1.1 billion aggregate principal amount of its 1.125% Senior Notes due December 15, 2017; and $1.2 billion aggregate principal amount of its 1.700% Senior Notes due December 15, 2019 (together, the “Senior Notes”) under the Company’s Shelf Registration Statement on Form S-3 (File No. 333-185166). The Senior Notes are to be issued under a First Supplemental Indenture dated as of March 20, 2002, between the Company and U.S. Bank National Association, as trustee, a supplement to a Senior Debt Securities Indenture dated as of October 26, 2001. The issuance and sale of the Senior Notes is expected to close on December 7, 2012. A copy of the underwriting agreement and forms of the Senior Notes are attached hereto as exhibits and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are included in this report:

Exhibit	Description

1.1	Underwriting Agreement, dated November 28, 2012

4.1	Form of 0.650% Senior Notes due December 7, 2015

4.2	Form of 1.125% Senior Notes due December 15, 2017

4.3	Form of 1.700% Senior Notes due December 15, 2019

5.1	Opinion of Perkins Coie LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on December 3, 2012.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement, dated November 28, 2012

4.1	Form of 0.650% Senior Notes due December 7, 2015

4.2	Form of 1.125% Senior Notes due December 15, 2017

4.3	Form of 1.700% Senior Notes due December 15, 2019

5.1	Opinion of Perkins Coie LLP